United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

          On April 23, 2007, the United States Supreme Court denied Hercules Incorporated’s (the “Company”) Petition for Writ of Certiorari in a lawsuit captioned United States of America v. Vertac Chemical Corp., et al (Civil No. 4:80CV00109 GH, U.S. District Court, Eastern District of Arkansas, Western Division). In its Petition for Writ of Certiorari, the Company had requested that the United States Supreme Court review a decision by the Court of Appeals for the Eighth Circuit affirming a Final Judgment entered against the Company by the U.S. District Court. (See 364 F.Supp.2d 941 (E.D.Ark.2005), aff’d 453 F.3d 1031(8th Cir. 2006)). Details regarding this litigation are provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed by the Company with the Securities and Exchange Commission. The Company has previously accrued its total net liability of $124.9 million, including interest, which is recorded as a current liability as of March 31, 2007. The Company expects to pay such amount promptly, together with interest accruing up to the date of payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 23, 2007	By:	HERCULES INCORPORATED

/s/ Richard G. Dahlen
Richard G. Dahlen
Chief Legal Officer